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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (Date of earliest event reported) JUNE 25, 1997



                   AMERICAN GENERAL HOSPITALITY CORPORATION
            (Exact Name of Registrant as Specified in its Charter)






         MARYLAND                     1-11903           75-2648842
(State or other jurisdiction        (Commission         (IRS Employer
     of incorporation)              File Number)        Identification No.)





     3860 W. NORTHWEST HIGHWAY, SUITE 300, DALLAS, TEXAS       75220
           (Address of principal executive offices)         (Zip Code)



       REGISTRANTS TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 904-2000
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On June 25, 1997 (i) American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant") acquired the Marriott Hotel West Loop and the connected office building, 1700 West Loop Office Tower and (ii) Lake Buena Vista Partners, Ltd. ("LBV Partners"), a subsidiary of the Operating Partnership acquired the Radisson Twin Towers Hotel and Convention Center, (together the "MUI Acquisition Hotels") from entities unaffiliated with the Company and the Operating Partnership. The aggregate purchase price of the MUI Acquisition Hotels was approximately $115.7 million. The purchase price was arrived at through arms-length negotiations. A description of the hotels and an allocation of the purchase price is as follows:

 .         MARRIOTT HOTEL WEST LOOP AND CONNECTED OFFICE BUILDING - On June 25,
          1997 the Operating Partnership acquired the 302 room Marriott Hotel and the connected 12 story, 256,000 square foot office building located in Houston, Texas from 1700/1750 West Loop S. Limited Partnership for an allocated purchase price of approximately $38.1 million. The Operating Partnership expects to maintain the Marriott affiliation and invest approximately $6.1 million to upgrade the hotel facilities.

          The Marriott West Loop is leased by the Operating Partnership to AGH Leasing, L.P. (the "Lessee") pursuant to a twelve-year participating lease which is substiantially similar in form to the Operating Partnership's other hotel leases. Effective with the purchase of the property, the economic terms of the participating lease provide for the payment of annual rent equal to the greater of (i) base rent of $2,354,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $5,650,000; 65% of the next $1,091,000; and 72.5% thereafter; Food &
          Beverage: 10% of the first $2,217,000; 12.5% thereafter; Telephone &
          Other: 25%. Effective January 1, 1998, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $2,680,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $5,179,000; 65% of the next $1,598,000; and 72.5% thereafter;
          Food & Beverage: 10% of the first $2,300,000; 12.5% thereafter; Telephone & Other: 25%. Effective January 1, 1999, the participating lease provides for the payment of annual rent equal to the greater of
          (i) base rent of $2,781,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 20% of the first $5,477,000; 65% of the next $1,248,000; and 72.5% thereafter;
          Food & Beverage: 10% of the first $2,386,000; 12.5% thereafter; Telephone & Other: 25%. Effective January 1, 2000, base rent will increase annually by the percentage increase in the Consumer Price Index ("CPI") and participating tiers will increase by CPI plus .75%.

          The Lessee has entered into a twelve-year management agreement, on terms substantially similar to the Lessee's other management agreements, with American General Hospitality, Inc. ("AGHI") to manage the hotel on behalf of the Lessee and subject to its supervision.

          The office building is currently 68% occupied. Two major leases are in the process of being negotiated which, if consummated, would increase the occupancy to approximately 80%. The Operating Partnership has engaged the office buildings' current manager and leasing agent, Premisys, a subsidiary of Prudential Life Insurance, to manage and lease the office building. The office building, which is not part of the Company's business strategy, is not intended to be a long-term asset.

 .         RADISSON TWIN TOWERS HOTEL AND CONVENTION CENTER - On June 25, 1997
          LBV Partners acquired the 742 room Radisson Twin Towers Hotel located in Orlando, Florida from Zenith Properties (Orlando), Limited Partnership ("Zenith") for an allocated purchase price of approximately $77.6 million. LBV Partners expects to invest approximately $14.3 million to upgrade and renovate the guest rooms and public areas.

          The Radisson Twin Towers Hotel is leased by LBV Partners to Twin Towers Leasing, L.P. ("Twin Towers Leasing") pursuant to a twelve-year participating lease which is substiantially similar in form to the Operating Partnership's other hotel leases. Twin Towers Leasing is owned 51% by the Lessee, which is the sole general partner, and 49% by Regent Carolina Corporation, which is the sole limited partner. Regent Carolina Corporation is the parent of Zenith.

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          Effective with the purchase of the property, the economic terms of the participating lease provide for the payment of annual rent equal to the greater of (i) base rent of $5,881,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms:
          30% of the first $4,172,000; 65% of the next $1,364,000; and 75%
          thereafter; Food & Beverage: 10% of the first $4,705,000; 15% thereafter; Telephone & Other: 35%. Effective January 1, 1998, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $6,298,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms:
          30% of the first $9,516,000; 65% of the next $1,715,000; and 75%
          thereafter; Food & Beverage: 10% of the first $4,882,000; 15% thereafter; Telephone & Other: 35%. Effective January 1, 1999, the participating lease provides for the payment of annual rent equal to the greater of (i) base rent of $6,534,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms:
          30% of the first $12,300,000; 65% of the next $2,960,000; and 75%
          thereafter; Food & Beverage: 10% of the first $5,065,000; 15% thereafter; Telephone & Other: 35%. Effective January 1, 2000, base rent will increase annually by the percentage increase in the CPI and participating tiers will increase by CPI plus .75%.

          Twin Towers Leasing has entered into a twelve-year management agreement, on terms substantially similar to the Lessee's other management agreements with AGHI to manage the hotel on behalf of Twin Towers Leasing and subject to its supervision.

          The cash required to purchase the MUI Acquisition Hotels was provided from borrowings under the Operating Partnership's Line of Credit.

          The Company currently owns an approximate 87.1% interest in the Operating Partnership. AGH GP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership and owns a 1.0% interest in the Operating Partnership. AGH LP, Inc., also a wholly owned subsidiary of the Company, owns an 86.1% limited partnership interest in the Operating Partnership. The remaining 12.9% is held by the former owners of the hotels acquired by the Operating Partnership.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a), (b) As it is currently impracticable for the Company to provide the financial statements required by this Item 7, the Company will file by amendment to the Report the required financial information as soon as practicable, but not later than 60 days after the date on which this report was required to have been filed.

(c)  Exhibits

          Exhibit No.                    Description
          -----------                    -----------

          2.1       Hotel Purchase Agreement by and between American General
                      Hospitality Operating Partnership, L.P. and 1700/1750 West Loop S. Limited Partnership and Zenith Properties (Atlanta), Inc. and Zenith Properties (Orlando), Limited Partnership dated April 15, 1997

          2.2       First Amendment to Hotel Purchase Agreement by and between
                      American General Hospitality Operating Partnership, L.P. 1700/1750 West Loop S. Limited Partnership and Zenith Properties (Atlanta), Inc. and Zenith Properties (Orlando), Limited Partnership dated April 15, 1997

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Pursuant to the requirements of the Securities and Exchange Act of 1934. the
Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 9, 1997

                    American General Hospitality Corporation
                    (Registrant)



                    By:  /s/ Kenneth E. Barr
                         ------------------------------------------
                    Kenneth E. Barr
                    Executive Vice President and
                    Chief Financial Officer
                    (Principal Financial Officer)

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